EXHIBIT 10 (A)

                          Independent Auditors' Consent



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-47162 of Ameritas Variable Life Insurance Company Separate Account VA-2 on Form N-4 of our reports dated February 5, 2000, on the financial statements of Ameritas Variable Life Insurance Company and the subaccounts of Ameritas Variable Life Insurance Company Separate Account VA-2, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/  Deloitte & Touche, LLP



Lincoln, Nebraska
December 13, 2000